EXHIBIT 99.1

News	Investor Contact:	Media Contact:
	Dennis C. Fabro	Rick Matthews
	Senior Vice President,	Senior Vice President, Public Relations &
	Investor Relations	Corporate Communications
	(312) 798-6290	(312) 798-6128

Trizec Reports Fourth Quarter and Full Year 2004 Results

     CHICAGO, February 10, 2005 — Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the fourth quarter and year ended December 31, 2004.

     The Company reported funds from operations available to common stockholders (“FFO”) of $64.6 million, or $0.42 per diluted share, for the fourth quarter of 2004, compared to $97.0 million, or $0.64 per diluted share, for the same period a year earlier. Fourth quarter 2003 FFO was positively impacted by a tax benefit totaling $35.9 million, or $0.24 per diluted share.

     The GAAP measurement most directly comparable to FFO is net income available to common stockholders. The attached financial information contains the reconciliation between FFO and net income available to common stockholders.

     For the fourth quarter of 2004, net income available to common stockholders totaled $103.2 million, or $0.67 per diluted share, and included a net gain on disposition of real estate of $82.4 million, or $0.54 per diluted share. This compares to net income available to common stockholders of $71.0 million, or $0.47 per diluted share, for the fourth quarter of 2003, which included a net gain on disposition of real estate of $30.1 million, or $0.20 per diluted share, and the above mentioned tax benefit of $35.9 million, or $0.24 per diluted share.

     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended December 31, 2004 totaled 153,470,355 compared to 151,519,320 in the fourth quarter of 2003.

     Fourth quarter 2004 total revenues were $185.4 million, compared to $180.5 million during the three months ended December 31, 2003. This increase was primarily due to the revenues from acquisitions during the last two quarters of 2004 and an increase in same-property average occupancy compared to the fourth quarter of 2003, partially offset by loss of revenue from asset sales not classified as discontinued operations.

     Tim Callahan, Trizec’s Chief Executive Officer commented, “We ended the year with another solid quarter, continuing to deliver operating and financial results that met or exceeded our stated objectives for 2004. We also made great strides during the year in repositioning the portfolio and strengthening the balance sheet. While there was some improvement in certain

Trizec Properties, Inc.	T: (312) 798-6000
10 S. Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Fourth Quarter and Full Year 2004 Results

market trends during 2004, sustained economic and office employment growth, along with controlled development, will be required to achieve further strengthening in office market fundamentals. Overall, conditions are now beginning to show signs of improvement and we look forward to capitalizing on opportunities to further enhance stockholder value in 2005 and beyond.”

     The financial statements for the three and twelve months ended December 31, 2003 included in this release and the attached financial information below have been restated to reflect the Company’s properties that have been classified as discontinued operations since January 1, 2003, in accordance with generally accepted accounting principles (GAAP). Such reclassification, however, does not impact the net income available to common stockholders for the three and twelve months ended December 31, 2003 as previously reported.

     Lease termination fees, including those from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $2.6 million for the quarter ended December 31, 2004, compared to $2.7 million reported in the fourth quarter of 2003.

     During the fourth quarter of 2004, the Company leased 2.0 million square feet of space in its office portfolio with an average lease term of 7.5 years. The average gross rental rate on leases executed in the quarter was $24.45 per square foot compared to $24.43 per square foot on leases that expired during the quarter. At December 31, 2004, occupancy was 89.5 percent for the Company’s owned area, including its pro-rata share of unconsolidated joint ventures, compared to 88.2 percent occupancy at September 30, 2004. Occupancy based on total area, including 100 percent of unconsolidated joint ventures, was 89.3 percent at December 31, 2004, with consolidated properties at 89.8 percent and unconsolidated joint venture properties at 86.9 percent. This compares to occupancy of 88.5 percent based on total area at September 30, 2004, with consolidated properties at 88.6 percent and unconsolidated joint venture properties at 87.1 percent.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) increased by 0.9 percent on a same-property basis compared to the fourth quarter of 2003, primarily due to a 1.4 percent increase in same-property average occupancy, offset by an increase in same-property operating expenses of 1.7 percent.

Fourth Quarter Highlights:

▪	On October 26, Trizec and its joint venture partners, the JBG Companies and CIM Group, announced that the Corporate Executive Board Company will lease the entire office tower at the Waterview mixed-use project under development in Rosslyn, Va. The 625,000-square-foot lease was the largest such transaction reported in the Washington, D.C. market in 2004.

▪	On November 12, acquired a significant interest in 2001 M Street, a 229,000-square-foot office property in Washington’s Central Business District. This transaction values the property at $76.6 million.

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Trizec Reports Fourth Quarter and Full Year 2004 Results

▪	During the fourth quarter, sold $440 million of non-core assets, of which $435 million was classified as discontinued operations, bringing full-year 2004 dispositions to over $1 billion.

▪	On November 23, sold its remaining 23-acre land parcel in Woodbridge, Va. for $4.5 million.

▪	On November 30, sold Silver Spring Centre, a 16-story, 216,000-square-foot property in Silver Spring, Maryland for $38.1 million.

▪	On December 1, sold the 518,000-square-foot Lakeside Centre and 617,000-square-foot Newmarket Business Park for an aggregate of $92.3 million. The properties were located in the Tucker and Marietta sub-markets of Atlanta, respectively.

▪	On December 10, sold Gateway Center, a four-building complex totaling 1.47 million-square-feet in downtown Pittsburgh for $55.0 million. With this transaction, the Company has exited the Pittsburgh market.

▪	On December 16, sold 110 William Street, a 32-story, 868,000-square-foot property in downtown Manhattan for $164.5 million.

▪	On December 17, sold 250 West Pratt, a 24-story, 368,000-square-foot building in downtown Baltimore for $51.8 million. With this transaction, the Company has exited the Baltimore market.

▪	On December 30, sold Bank of America Plaza, a 17-story, 303,000-square-foot property in downtown Columbia, S.C. for $33.8 million. With this transaction, the Company has exited the Columbia market.

▪	On December 22, completed the reorganization of its operating structure by converting to what is commonly referred to as an umbrella partnership real estate investment trust, or UPREIT, structure.

     FFO for the year ended December 31, 2004 totaled $141.8 million, or $0.93 per diluted share, which includes the impact of the provision for loss on real estate and investment and loss on early debt retirement totaling $148.3 million, or $0.97 per diluted share. These negative impacts were partially offset by a foreign currency exchange gain of $3.3 million, or $0.02 per diluted share, a derivative gain of $1.1 million, or $0.01 per diluted share, and gain on lawsuit settlement of $3.7 million, or $0.02 per diluted share. For the year ended December 31, 2003, FFO was $334.4 million, or $2.22 per diluted share and included a gain on lawsuit settlement of $26.7 million, or $0.18 per diluted share, a tax benefit of $47.9 million, or $0.32 per diluted share, a gain on early debt retirement of $5.0 million, or $0.03 per diluted share, and a recovery on insurance claims of $6.7 million, or $0.04 per diluted share. These gains, recovery and benefit were partially offset by a loss on and provision for loss on real estate and investment of

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Trizec Reports Fourth Quarter and Full Year 2004 Results

$33.7 million, or $0.22 per diluted share, and the cumulative effect of a change in accounting principle of $3.8 million, or $0.03 per diluted share.

     For the year ended December 31, 2004, the Company reported net income available to common stockholders of $96.5 million, or $0.63 per diluted share. In addition to the impacts on 2004 FFO mentioned above, the net income available to common stockholders for the year ended December 31, 2004 also included a $133.6 million, or $0.87 per diluted share, net gain on disposition of real estate. Net income available to common stockholders totaled $198.5 million or $1.32 per diluted share for the year ended December 31, 2003. In addition to the 2003 FFO impacts described above, net income for 2003 also included a $70.4 million, or $0.47 per diluted share, net gain on disposition of real estate.

     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the year ended December 31, 2004 totaled 153,109,854 compared to 150,453,281 for the same period in 2003.

     Total revenues for the year ended December 31, 2004 were $712.1 million, compared to $711.5 million during the same period last year.

     Total lease termination fees, including those from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $13.1 million ($8.9 million from office operations and $4.2 million from the Company’s former retail operations) for the year ended December 31, 2004, compared to $13.3 million ($12.0 million from office operations and $1.3 million from the Company’s former retail operations) for the same period in 2003.

     The Company leased 5.9 million square feet of space in its office portfolio during the year ended December 31, 2004, with an average lease term of 6.8 years. The average gross rental rate on leases executed during the twelve months of 2004 was $21.81 per square foot compared to $23.22 per square foot on leases expiring during the same time period.

     Office property revenues less office property expenses (including straight-line rent and excluding termination fees) increased 1.8 percent on a same-property basis, compared to the year ended December 31, 2003, primarily due to an increase in average occupancy.

Subsequent to year-end 2004:

▪	On January 4, announced the appointment of Brian K. Lipson as Executive Vice President and Chief Investment Officer. The appointment marks Mr. Lipson’s return to the Trizec organization where he had served between 1997-2001 as Executive Vice President responsible for all capital transaction activities in the eastern United States.

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Trizec Reports Fourth Quarter and Full Year 2004 Results

     Trizec reiterated its FFO guidance for 2005 to be in the range of $1.60 to $1.70 per diluted share. This guidance reflects the Company’s view that office market conditions have generally stabilized, but will not improve substantially in most major markets until at least late 2005. The Company expects its own occupancy levels to remain stable and anticipates rental rates on new and renewal leases to be similar to expiring rates. The Company expects lower termination fee levels in 2005 compared to 2004. Full-year 2005 FFO guidance also reflects dilution from the sale of two remaining properties classified as held for disposition.

     Trizec also reiterated its guidance for 2005 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $0.53 to $0.61 per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.

     Trizec Properties will conduct a conference call today, February 10, from 10:00 a.m. to 11:30 a.m. Central Time, to discuss fourth quarter and full year 2004 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 3235900. A replay of this call will be available online at the Company’s web site and at various financial web portals.

     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 52 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at 1 (800) 891-7017.

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Trizec Reports Fourth Quarter and Full Year 2004 Results

This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and financial condition. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, as the same may be supplemented from time to time. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with asset dispositions or changes in market conditions; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets
(unaudited)

	December 31	December 31
$ in thousands, except per share amounts	2004	2003

Assets
Real estate	$4,339,983	$4,915,942
Less: accumulated depreciation	(618,864)	(642,627)

Real estate, net	3,721,119	4,273,315
Cash and cash equivalents	194,265	129,299
Escrows and restricted cash	83,789	72,862
Investment in unconsolidated real estate joint ventures	119,641	231,185
Office tenant receivables (net of allowance for doubtful accounts of $6,677 and $7,096 at December 31, 2004 and December 31, 2003, respectively)	9,306	9,887
Other receivables (net of allowance for doubtful accounts of $2,473 and $10,243 at December 31, 2004 and December 31, 2003, respectively)	9,914	18,687
Deferred rent receivables (net of allowance for doubtful accounts of $831 and $1,517 at December 31, 2004 and December 31, 2003, respectively)	137,561	148,847
Deferred charges, net	110,699	121,842
Prepaid expenses and other assets	139,118	120,805

Total Assets	$4,525,412	$5,126,729

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$2,069,282	$2,866,975
Unsecured credit facility	150,000	—
Trade, construction and tenant improvements payables	25,386	17,306
Accrued interest expense	8,116	9,092
Accrued operating expenses and property taxes	86,713	95,961
Other accrued liabilities	135,201	87,519
Dividends payable	32,407	31,567
Taxes payable	51,406	42,352

Total Liabilities	2,558,511	3,150,772

Commitments and Contingencies	—	—

Minority Interest	7,348	10,287

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 152,164,471 and 151,058,491 issued at December 31, 2004 and December 31, 2003, respectively, and 152,132,857 and 151,040,480 outstanding at December 31, 2004 and December 31, 2003, respectively	1,521	1,510
Additional paid in capital	2,211,545	2,193,728
Accumulated deficit	(232,965)	(207,395)
Treasury stock, at cost, 31,614 and 18,011 shares at December 31, 2004 and December 31, 2003, respectively	(415)	(237)
Unearned compensation	(798)	(1,267)
Accumulated other comprehensive loss	(19,535)	(20,869)

Total Stockholders’ Equity	1,959,353	1,965,470

Total Liabilities and Stockholders’ Equity	$4,525,412	$5,126,729

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Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Revenues
Rentals	$129,344	$125,497	$497,666	$499,769
Recoveries from tenants	28,115	27,332	101,340	100,824
Parking and other	26,164	25,537	102,083	100,172
Fee income	1,754	2,109	11,048	10,706

Total Revenues	185,377	180,475	712,137	711,471

Expenses
Operating	66,748	73,274	244,598	260,337
Property taxes	20,025	18,250	77,413	80,090
General and administrative, exclusive of stock option grant expense	12,373	10,799	38,456	39,304
Depreciation and amortization	40,807	35,318	145,290	135,987
Stock option grant expense	90	214	1,303	1,054
Provision for loss on real estate	—	—	12,749	—
Loss on and provision for loss on investment	—	188	14,558	15,491

Total Expenses	140,043	138,043	534,367	532,263

Operating Income	45,334	42,432	177,770	179,208

Other Income (Expense)
Interest and other income	1,822	3,434	5,403	7,398
Foreign currency exchange gain	—	—	3,340	—
(Loss) Gain on early debt retirement	(2,656)	(1,101)	(7,032)	2,262
Recovery on insurance claims	24	(398)	739	6,673
Interest expense	(38,017)	(38,106)	(146,584)	(150,622)
Derivative gain	3,753	—	1,073	—
Lawsuit settlement	3,582	(50)	3,676	26,659

Total Other Expense	(31,492)	(36,221)	(139,385)	(107,630)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations, Gain on Disposition of Real Estate, Net and Cumulative Effect of a Change in Accounting Principle	13,842	6,211	38,385	71,578
(Provision) Benefit for income and other corporate taxes, net	(1,778)	33,991	(4,379)	41,777
Minority interest	(880)	(850)	(1,834)	(1,626)
Income from unconsolidated real estate joint ventures	3,995	5,362	15,243	23,336

Income from Continuing Operations	15,179	44,714	47,415	135,065

Discontinued Operations
Income (Loss) from discontinued operations (net of provision for loss on discontinued real estate of $108,988 for the twelve months ended December 31, 2004 and provision for loss on discontinued real estate of $18,164 for the twelve months ended December 31, 2003)	6,497	1,270	(78,968)	2,348
Gain on disposition of discontinued real estate, net	77,667	30,126	125,508	58,834

Income Before Gain on Disposition of Real Estate, Net and Cumulative Effect of a Change in Accounting Principle	99,343	76,110	93,955	196,247
Gain on disposition of real estate, net	4,764	—	7,358	11,351

Income Before Cumulative Effect of a Change in Accounting Principle	104,107	76,110	101,313	207,598
Cumulative effect of a change in accounting principle	—	(3,845)	—	(3,845)

Net Income	104,107	72,265	101,313	203,753

Special voting and Class F convertible stockholders’ dividends	(909)	(1,309)	(4,824)	(5,226)

Net Income Available to Common Stockholders	$103,198	$70,956	$96,489	$198,527

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Consolidated Statements of Operations
(continued)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.13	$0.29	$0.33	$0.94
Diluted	$0.12	$0.29	$0.33	$0.94

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.68	$0.47	$0.64	$1.32
Diluted	$0.67	$0.47	$0.63	$1.32

Weighted average shares outstanding
Basic	151,884,824	150,512,323	151,596,514	150,005,663
Diluted	153,470,355	151,519,320	153,109,854	150,453,281

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Earnings Per Share Calculation
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Numerator:

Income from continuing operations	$15,179	$44,714	$47,415	$135,065
Gain on disposition of real estate, net	4,764	—	7,358	11,351
Less: Special voting and Class F convertible stockholders’ dividends	(909)	(1,309)	(4,824)	(5,226)

Income from Continuing Operations Available to Common Stockholders	19,034	43,405	49,949	141,190

Discontinued operations	84,164	31,396	46,540	61,182
Cumulative effect of a change in accounting principle	—	(3,845)	—	(3,845)

Net Income Available to Common Stockholders	$103,198	$70,956	$96,489	$198,527

Denominator:

Weighted average shares outstanding

Basic	151,884,824	150,512,323	151,596,514	150,005,663
Effect of dilutive securities	1,585,531	1,006,997	1,513,340	447,618

Diluted	153,470,355	151,519,320	153,109,854	150,453,281

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.13	$0.29	$0.33	$0.94
Discontinued operations	0.55	0.21	0.31	0.41
Cumulative effect of a change in accounting principle	—	(0.03)	—	(0.03)

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding — Basic	$0.68	$0.47	$0.64	$1.32

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.12	$0.29	$0.33	$0.94
Discontinued operations	0.55	0.21	0.30	0.41
Cumulative effect of a change in accounting principle	—	(0.03)	—	(0.03)

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding — Diluted	$0.67	$0.47	$0.63	$1.32

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Reconciliation of Funds from Operations
(unaudited)

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Effective as of the fourth quarter of 2003, the Company adopted the NAREIT calculation of funds from operations. Prior to its adoption of the NAREIT methodology for calculating funds from operations, the Company historically excluded certain items in calculating funds from operations, such as gain on lawsuit settlement, gain on early debt retirement, minority interest, recovery on insurance claims, effects of provision for loss on real estate, and loss on and provision for loss on investments, net of the tax benefit, that are required to be factored into the calculation of funds from operations under the NAREIT methodology. The Company has revised its current and historical calculation of funds from operations in accordance with the NAREIT calculation in the table set forth below. Therefore, prior period amounts also reflect the revised guidance.

     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

     The following tables show the reconciliation of the Company’s funds from operations to its net income available to common stockholders, both on an aggregate and per share basis, for the three and twelve months ended December 31, 2004 and 2003:

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Reconciliation of Funds from Operations
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Net income available to common stockholders	$103,198	$70,956	$96,489	$198,527

Add/(deduct):
Gain on disposition of real estate, net	(4,764)	—	(7,358)	(11,351)
Gain on disposition of discontinued real estate, net	(77,667)	(30,126)	(125,508)	(58,834)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	(704)	(230)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	43,863	52,287	178,847	202,490
Cumulative effect of a change in accounting principle	—	3,845	—	3,845

Funds from operations available to common stockholders	$64,630	$96,962	$141,766	$334,447

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Reconciliation of Funds from Operations per Share, Basic
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Net income available to common stockholders	$0.68	$0.47	$0.64	$1.32

Add/(deduct):
Gain on disposition of real estate, net	(0.03)	—	(0.05)	(0.08)
Gain on disposition of discontinued real estate, net	(0.51)	(0.20)	(0.83)	(0.39)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.35	1.18	1.35
Cumulative effect of a change in accounting principle	—	0.03	—	0.03

Funds from operations available to common stockholders per weighted average common share outstanding – basic (a)	$0.43	$0.64	$0.94	$2.23

Weighted average shares outstanding – basic	151,884,824	150,512,323	151,596,514	150,005,663

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share, Diluted
(unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ in thousands, except per share amounts	2004	2003	2004	2003

Net income available to common stockholders	$0.67	$0.47	$0.63	$1.32
Add/(deduct):
Gain on disposition of real estate, net	(0.03)	—	(0.05)	(0.08)
Gain on disposition of discontinued real estate, net	(0.51)	(0.20)	(0.82)	(0.39)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.29	0.35	1.17	1.35
Cumulative effect of a change in accounting principle	—	0.03	—	0.03

Funds from operations available to common stockholders per weighted average common share outstanding – diluted (a)	$0.42	$0.64	$0.93	$2.22

Weighted average shares outstanding – diluted	153,470,355	151,519,320	153,109,854	150,453,281

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance
(unaudited)

The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2005.

	Full Year 2005
	Low	—	High
Projected net income available to common stockholders (diluted) [1]

	$0.53	—	$0.61
Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.07	—	1.09

Projected FFO available to common stockholders (diluted) [1]	$1.60	—	$1.70

(1)	The guidance for 2005 net income available to common stockholders and FFO does not reflect any estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not such gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2005.

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